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Exhibit 10.19

        THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND IS A RESTRICTED SECURITY (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT). THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

        THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE OF THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

        NOTWITHSTANDING THE FOREGOING, THIS SECURITY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS WARRANT OR THE WARRANT SHARES BY ANY PERSON FOR A PERIOD OF 180 DAYS FOLLOWING THE DATE OF THIS WARRANT, EXCEPT AS PERMITTED UNDER SECTION 9 OF THIS WARRANT AGREEMENT.

                        , 2006

WARRANT AGREEMENT

To Subscribe for and Purchase Common Stock of
WILLDAN GROUP, INC.

VOID AFTER 5:00 P.M., PACIFIC TIME, ON                        , 2011,
OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT
5:00 P.M., PACIFIC TIME, ON THE
IMMEDIATELY PRECEDING BUSINESS DAY

        THIS CERTIFIES that, for and in consideration of $.001 per Warrant Share (as defined below), WEDBUSH MORGAN SECURITIES INC., or registered assigns, is entitled to subscribe for and purchase from WILLDAN GROUP, INC., a Delaware corporation (hereinafter called the "Company"), at the price of $             [120% of the price to public] per share (such price, as from time to time to be adjusted as hereinafter provided, being hereinafter called the "Warrant Price"), at any time and from time to time but not earlier than the Commencement Date (as defined below) or later than the Expiration Date (as defined below), up to 280,000 fully paid, nonassessable shares (the "Warrant Shares") of Common Stock, no par value, of the Company ("Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth, including without limitation the provisions of Section 3 hereof. "Commencement Date" shall mean                        , 2007 [first anniversary of this Warrant]. "Expiration Date" shall mean 5:00 P.M., Pacific time, on                        , 2011 [fifth anniversary of this Warrant], or if not a Business Day, as defined herein, at 5:00 P.M., Pacific time, on the immediately preceding business day. "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks in the State of California are authorized by law to remain closed.

Section 1.    Exercise of Warrant

          (a)   This Warrant may be exercised, at any time and from time to time but not earlier than the Commencement Date or later than the Expiration Date, by the holder hereof or its permitted assigns (hereinafter referred to as the "Warrantholder"), in whole or in part (but not as to a fractional share of Common Stock), by the completion of the subscription form attached hereto and by the surrender of this Warrant (properly endorsed) at the Company's offices at 2401 East Katella Avenue, Suite 300, Anaheim, California 92806 (or at such other location in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and by payment to the Company of the Warrant Price, in cash or by certified or official bank check, for each share being purchased. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the total number of whole shares of Common Stock so purchased, registered in the name of the Warrantholder, shall be delivered to the Warrantholder within a reasonable time, not exceeding five business days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or otherwise been fully exercised, a new Warrant representing the number of shares (except a remaining fractional share) with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholder within such time. With respect to any such exercise, the Warrantholder shall for all purposes be deemed to have become the holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which this Warrant was surrendered and payment of the Warrant Price was made irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant and no payment or adjustment shall be made upon any exercise on account of any cash dividends or distributions on the Common Stock issued upon such exercise. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 1, be delivered upon any such exercise, the Company, in lieu of delivering the fractional share thereof, shall pay to the Warrantholder an amount in cash equal to the current market price of such fractional interest as determined in good faith by the Board of Directors of the Company.

          (b)   In lieu of exercising this Warrant for cash as described in Section 1(a), the Warrantholder shall have the right to exercise this Warrant or any portion thereof (the "Net Issuance Right") into shares of Common Stock as provided in this Section 1(b) at any time or from time to time during the period specified in Section 1(a) by the surrender of this Warrant (properly endorsed) to the Company as provided in Section 1(a) with a completed subscription form attached hereto marked to reflect net issuance exercise. Upon exercise of the Net Issuance Right with respect to a particular number of shares subject to this Warrant and noted on the subscription form attached hereto (the "Net Issuance Warrant Shares"), the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any Warrant Price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (X) the value of this Warrant (or the specified portion hereof) on the Net

  Issuance Exercise Date, which value shall be determined by subtracting (A) the aggregate Warrant Price of the Net Issuance Warrant Shares immediately prior to the exercise of the Net Issuance Right from (B) the aggregate fair market value of the Net Issuance Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the date the Net Issuance Right is exercised as provided herein by (Y) the fair market value of one share of Common Stock on the date the Net Issuance Right is exercised as provided herein. For purposes of this Section 1(b), fair market value shall mean the Market Price (as defined in Section 3(a)(5)) of the Common Stock on the date the Net Issuance Right is exercised as provided herein.

          (c)   In lieu of the payment methods set forth in Sections 1.1(a) and (b) above, when permitted by law and applicable regulations (including rules of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") and the National Association of Securities Dealers (the "NASD")), the Holder may pay the Warrant Price through a "same day sale" commitment from the Warrantholder (and if applicable a broker-dealer that is a member of the NASD (an "NASD Dealer")), whereby the Warrantholder irrevocably elects to exercise this Warrant and to sell a portion of the shares so purchased to pay the Warrant Price and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such shares to forward the Warrant Price directly to the Company.

Section 2.    Adjustment of Number of Shares

        Upon each adjustment of the Warrant Price for any stock dividend or distribution or any subdivision or combination of the outstanding shares of the Common Stock as provided in Section 3, the Warrantholder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

Section 3.    Adjustment of Warrant Price

        The Warrant Price and the number and kind of shares issuable hereunder shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 3.

          (a)   Adjustments

            (1)   If at any time prior to the exercise of this Warrant in full, the Company shall (A) declare a dividend or make a distribution on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (B) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares; (C) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares; or (D) issue any shares of its capital stock by reclassification of its Common Stock (excluding any such reclassification in connection with a consolidation or a merger), the Warrant Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that the Warrantholder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such event, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this paragraph 3(a) shall be made successively immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization, to allow the purchase of such aggregate number and kind of shares.

            (2)   If at any time prior to the exercise of this Warrant in full, the Company shall make a distribution to all holders of the Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Warrant Price or the number of shares of Common Stock purchasable upon the exercise of this Warrant, each Warrantholder, upon the exercise hereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 3, and the Company shall reserve, for the life of the Warrant, such securities of such subsidiary or other corporation; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of this Warrant or upon its exercise.

            (3)   If at any time prior to the expiration of this Warrant in full, the Company shall issue rights or warrants to all of the holders of Common Stock as such entitling them, for a period expiring within sixty (60) days after the record date of the determination of shareholders entitled to receive the same, to subscribe for or purchase Common Stock at a price per share less than the current market price per share (as defined below) on such record date, then, in each such case the number of shares subject to this Warrant thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price. For purposes of this paragraph (3), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. For avoidance of doubt, this paragraph (3) shall not apply to the issuance of stock pursuant to the Company's 2006 Employee Stock Purchase Plan and 2006 Stock Incentive Plan or any future stock option, employee stock purchase or other employee benefit or similar plan and shall not apply to the issuance of rights or warrants for which an adjustment has previously been made pursuant to paragraphs (1), (2) or (4) of this Section 3(a).

            (4)   If at any time prior to the exercise of this Warrant in full, the Company shall distribute to all holders of its Common Stock evidences of indebtedness of the Company or assets of the Company (excluding cash dividends or distributions out of earned surplus) or rights or warrants to subscribe for securities of the Company (excluding those referred to in paragraphs (2) or (3) above and excluding, for the avoidance of any doubt, rights or warrants issued pursuant to the Company's 2006 Employee Stock Purchase Plan and 2006 Stock Incentive Plan or any future stock option, employee stock purchase or other employee benefit or similar plan), then in each case the Warrant Price shall be adjusted to a price determined by multiplying the Warrant Price in effect immediately prior to such distribution by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined below) on the record date for determination of shareholders entitled to receive such distribution, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, and of which the denominator shall be the market price per share of Common Stock; provided, however, that if the then current market price per share of Common Stock on the record date for determination of shareholders entitled to receive such distribution is less than the then fair value of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of common Stock, the foregoing adjustment of the Warrant Price shall not be made and in lieu thereof the number of shares purchasable upon exercise of each Warrant immediately prior to such distribution shall be adjusted so that the holder of such Warrant shall be entitled to receive upon exercise of such Warrant the kind and number of assets, evidences of indebtedness, subscription rights and warrants (or, in the event of the redemption of such evidences of indebtedness, subscription rights or warrants, any cash paid in respect of such redemption) that such Warrantholder would have owned or have been entitled to receive after the happening in such distribution had such Warrant been exercised immediately prior to the record date of such distribution.

            (5)   For purposes of any computation under paragraphs (3) and (4) of this Section 3, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily market price per share for the thirty (30) consecutive Trading Days commencing forty-five (45) Trading Days before the date in question. "Market Price" is defined as the closing sale price (or, if no closing sale price is reported, the average of the closing bid and asked price) of the Common Stock in the over-the-counter market, as reported by NASDAQ, or, if the Common Stock is not quoted on NASDAQ, as reported by the National Quotation Bureau Incorporated. In the event that the Common Stock is hereafter listed for trading on one or more United States national or regional securities exchanges, Market Price shall be the closing price on the exchange or system designated by the Board of Directors of the Company as the principal United States market in which the Common Stock is traded. If Market Price cannot be established as described above, Market Price shall be the fair market value of the Common Stock as determined in good faith by the Board of Directors. The term Trading Day shall mean a day on which NASDAQ or the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

            (6)   No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this paragraph (6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3(a) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3(a) to the contrary, the Warrant Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

            (7)   In the event that at any time, as the result of any adjustment made pursuant to this Section 3(a), the Warrantholder thereafter shall become entitled to receive any securities other than Common Stock, thereafter the number of such other securities so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 3(a).

          (b)   No Adjustment for Cash Dividends

            No adjustment in respect of any cash dividends or distributions shall be made during the term of this Warrant or upon the exercise of this Warrant.

          (c)   Preservation of Purchase Rights in Certain Transactions

            In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, this Warrant shall become exercisable on the record date for such event, if this Warrant was not previously exercisable. If this Warrant is not exercised on or prior to the consummation of any such event, then this Warrant shall terminate, if notice of such event was properly given pursuant to Section 5 of this Agreement.

          (d)   Form of Warrant After Adjustments

            The form of this Warrant need not be changed because of any adjustments in the Warrant Price of the number or kind of the shares purchasable pursuant to this Warrant, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.

          (e)   Treatment of Warrantholder

            Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

          (f)    Notice of Adjustment

            Upon any adjustment of the Warrant Price, then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to each Warrantholder at the address of such holder as shown on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (g)   Stock to Be Reserved

            The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issued, upon payment of the Warrant Price therefor or as otherwise set forth herein, shall be duly and validly issued and fully paid and nonassessable and free from all transfer taxes, liens (other than those created by the Warrantholder) and similar governmental charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be required to ensure that the par value per share, if any, of the Common Stock is at all times equal to or less than the effective Warrant Price. The Company will take all such action as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or automated quotation system upon which the Common Stock of the Company may be listed. The Company will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company's

    Articles of Incorporation. The Company has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

          (h)   Issue Tax

            All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all transfer taxes and other similar governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Warrantholder, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

          (i)    Closing of Books

            The Company will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

          (j)    Definition of Common Stock

            As used herein the term "Common Stock" shall mean and include the Common Stock, $0.01 par value, of the Company as authorized on the date hereof and also any capital stock of any class of the Company hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that the shares purchasable pursuant to this Warrant shall include only shares designated as Common Stock, $.01 par value, of the Company on the date hereof, or shares of any class or classes resulting from any reclassification or reclassifications thereof which are not limited to any such fixed sum or percentage and are not subject to redemption by the Company and in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

Section 4.    Registration Rights

          (a)   Demand Registration

            Wedbush Morgan Securities Inc. or holders of a majority of the shares of Common Stock issuable upon exercise of this Warrant shall have the right, at any time but not earlier than the Commencement Date or later than the Expiration Date, to make a written request of the Company to register under the Regulations of the SEC all shares of Common Stock to be purchased by the holders of the Warrants pursuant to the terms and conditions of such Warrants (the "Registrable Stock"). The Registrable Stock specified in such request or a request pursuant to Section 4(d) hereof is referred to herein as the "Subject Stock." Promptly upon receipt of such request the Company shall file with the SEC a registration statement on the applicable form for the registration of the subject stock ("registration statement") and use its commercially reasonable efforts to cause such registration statement to become effective (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the

    Regulations) as soon as reasonably practicable to permit or facilitate the sale and distribution of the Subject Stock. Promptly upon receipt of a request for registration pursuant to this Section 4(a), the Company shall notify each of the holders of the Warrants of such request. The Company is obligated to effect only one (1) such registration pursuant to this Section 4(a).

            Notwithstanding the provisions of this Section 4(a), if the Company shall furnish to the Warrantholders a certificate signed by the Chief Financial Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such a registration statement to be filed (including for reasons that the filing of such registration statement would adversely affect a financing, acquisition or disposition of assets, distribution rights or stock, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company) and it is therefore essential to defer a filing of such registration statement, the Company shall have the right to defer or suspend such filing for a period of not more than sixty (60) consecutive days after receipt of the request of Wedbush Morgan Securities Inc. or the holders of a majority of shares of Common Stock issuable upon exercise of this Warrant; provided, however, that the aggregate number of days that the Company may defer or suspend a registration statement pursuant to this deferment right may not exceed ninety (90) days in any given fiscal year; and provided, further, that Wedbush Morgan Securities Inc. or the holders of a majority of the shares issuable upon exercise of this Warrant, whomever made such written request to effect such registration, may, at any time in writing, withdraw such request for such registration and therefore preserve the right provided in this Section 4(a) for Wedbush Morgan Securities Inc. or the holders of a majority of the shares issuable upon exercise of this Warrant to request such registration, and restore the Company's right to defer a future request.

          (b)   Freely Tradeable

            Notwithstanding the provisions of this Section 4, the Company shall have no obligation pursuant to this Section 4 if at the time the registration statement is proposed to be filed the Company shall have delivered to the Warrantholder(s) requesting registration an opinion of counsel reasonably acceptable to such Warrantholder(s) to the effect that such Warrantholder(s) may freely sell the shares of Common Stock issuable upon exercise of this Warrant pursuant to the Regulations of the SEC.

          (c)   Preparation of Documents

            Prior to filing a registration statement or any amendments or supplements thereto required hereby, the Company will furnish to counsel selected by the Warrantholder copies of all documents proposed to be filed, which documents will be subject to the timely review of such counsel. In connection therewith, the Company shall prepare and file a registration statement to effect such registration. The Warrantholder agrees to provide all such information and materials and take all such action as may be reasonably required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement.

          (d)   Piggyback Registration

            If (but without any obligation to do so) at any time prior to the sixth anniversary of the Commencement Date (or such earlier date that this Warrant expires without exercise of any portion thereof), the Company proposes to register with the SEC any of the Common Stock under the Regulations of the SEC (other than securities issued or to be issued pursuant to a stock option, employee stock purchase or other employee benefit or similar plan, or in connection with a merger or an acquisition), the Company shall, as promptly as reasonably practicable, give written notice to the Warrantholder of its intention to effect such registration. If, within twenty (20) days after receipt of such notice and after the Commencement Date but before the Expiration Date, the Warrantholder submits a written request to the Company specifying the amount of Registrable Stock that the Warrantholder proposes to sell, the Company shall include the shares specified in such request in such registration statement (and any related qualification under blue sky laws or other compliance) and the Company shall keep each such registration statement in effect and maintain compliance with each federal and state law and regulation as set forth in Section 4(e).

            Prior to filing a registration statement pursuant to the Regulations under which the shares of Common Stock issuable upon exercise of this Warrant may be included, the Company shall give reasonable notice to the holder(s) of this Warrant or such shares of Common Stock and shall allow such shares of Common Stock to be included in such registration statement subject to the following terms and conditions: (i) such shares need not be included in any underwritten offering if the managing underwriter determines in its best judgment that their inclusion would impair the success of the offering; (ii) the Company shall bear all costs of registration and sale of the shares other than underwriting discounts or commissions and the fees and expense (if any) of legal counsel to the holder(s) and (iii) the Company shall have no obligation pursuant to this Section if at the time the registration statement is proposed to be filed the Company shall have delivered to the Warrantholder(s) requesting registration an opinion of counsel reasonably acceptable to such Warrantholder(s) to the effect that the holders may freely sell the shares of Common Stock issuable upon exercise of this Warrant pursuant to the Regulations of the SEC.

          (e)   Covenants of the Company

            In connection with any offering of Subject Stock registered pursuant to this Warrant, the Company shall (i) furnish to the Warrantholder such number of copies of any registration statement (including any preliminary prospectus) as it may reasonably request in order to effect the offering and sale of the Subject Stock to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current, (ii) take such action as shall be desirable or necessary to qualify the Subject Stock covered by such registration statement under such blue sky or other state securities laws for offer and sale as the Warrantholder shall request, and (iii) keep the Warrantholder advised in writing as to the initiation of each registration and as to the completion thereof. Upon any registration becoming effective pursuant to this Section 4, the Company shall use its commercially reasonable efforts to: (1) keep such registration statement current for a period of one hundred twenty (120) days; (2) prepare and file with the SEC such amendments and supplements to such registration statement as may be necessary to comply with the provisions of the Regulations of the SEC with respect to the disposition of all securities covered by such registration statement; (3) cause all such Subject Stock registered pursuant to such registration statement to be listed on each securities exchange or automated quotation system on which the Common Stock is then listed; (4) provide a transfer agent and registrar for all Subject Stock registered pursuant to such registration statement and CUSIP number for all such Subject Stock, in each case not later than the effective date of such registration; and (5) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC.

          (f)    Sales by the Company

            In connection with any offering of Subject Stock pursuant to Section 4(a), the Company agrees not to effect any public sale or distribution of Common Stock (other than such offering of Subject Stock and other than with respect to securities issued or to be issued pursuant to a stock option, employee stock purchase or other employee benefit or similar plan) for the seven-day period preceding, and the 90-day period beginning on, the effective date of any such registration.

          (g)   Expenses

            With respect to the registration of Subject Stock pursuant to Section 4(a), together with any inclusion of the Subject Stock in a piggyback registration pursuant to Section 4(d), the Company will pay all expenses incident to its performance of or compliance with this Section 4 including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of its counsel and independent certified public accountants. The Warrantholder(s) will be responsible for any stock transfer taxes, broker's fees or other direct marketing expenses, all internal management, personnel and administrative costs of the Warrantholder and the fees and expenses of its attorneys, if any, incurred by it in connection with effecting any sales of the Warrantholder's Common Stock.

          (h)   Indemnification

            The Company will indemnify, to the maximum extent permitted by law, the Warrantholder, its officers and directors and each person who controls the Warrantholder (within the meaning of the Regulations of the SEC) against all losses, claims, damages, liabilities and expenses (or actions, proceedings or settlements in respect thereof) caused by, arising out of or based on any untrue or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto) or prospectus of the Company relating to the sale of Subject Stock registered pursuant to this Section 4, or any exhibits or materials incorporated by reference therein, filed with the SEC, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, the indemnity obligation set forth directly above (i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld or delayed), (ii) shall not apply to any information furnished in writing to the Company by the Warrantholder expressly for use in such registration statement or prospectus, and (iii) shall not apply to any such loss, claim, damage, liability or action which arises out of the holder's failure to satisfy prospectus delivery requirements in connection with such registration and delivery of the prospectus would have corrected such untrue or alleged untrue statement or omission.

            The Warrantholder will indemnify, to the maximum extent permitted by law, the Company, its officers and directors and each person who controls the Company (within the meaning of the Regulations of the SEC) against all losses, claims, damages, liabilities and expenses (or actions, proceedings or settlements in respect thereof) caused by, arising out of or based on any untrue or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto) or prospectus of the Company relating to the sale of Subject Stock registered pursuant to this Section 4, or any exhibits or materials incorporated by reference therein, filed with the SEC, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as the same are caused by or contained in any information furnished in writing to the Company by the Warrantholder expressly for use therein.

            Any person entitled to indemnification under this Section 4(h) will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its written consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            The indemnifications set forth in this Section 4(h) shall survive the termination or expiration of this Warrant.

          (i)    Right to Purchase

            If any registration statement is proposed to be filed pursuant to Section 4(a) or 4(d), prior to the time such registration statement would otherwise be required to be filed or is filed (the "Filing Date"), the Company shall have the right to purchase (the "Purchase Right") all of the Subject Stock at a purchase price per share of Subject Stock (the "Purchase Price") equal to (i) in the case of the Warrantholder(s) making the written request to register shares of Common Stock pursuant to Section 4(a), the Market Price (as defined in Section 3(a)(5)) of the Common Stock on the date such notice is delivered or, if the Warrant has not been exercised with respect to such Subject Stock, the amount by which such Market Price exceeds the Warrant Price and (ii) in the case of Warrantholders submitting the written request to include shares of Common Stock in a registration statement pursuant to Section 4(d), the Market Price of the Common Stock on the date such written request is delivered or, if the Warrant has not been exercised with respect to such Subject Stock, the amount by which such Market Price exceeds the Warrant Price. The Company may exercise the Purchase Right by delivering to each holder of Subject Stock prior to the Filing Date written notice of the exercise of such right. Five (5) Business Days after such notice is delivered, the Company shall pay to each holder of Subject Stock, by bank or certified check, the Purchase Price applicable to such holder's Subject Stock against delivery of such Subject Stock, duly endorsed for transfer, or the Warrant representing such Subject Stock.

Section 5.    Notices of Record Dates

  In the event of:

    (1)
    any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends or distributions out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any right to sell shares of stock of any class or any other right, or

    (2)
    any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other corporation or entity, or

    (3)
    any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will give notice to the Warrantholder specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least twenty (20) days and not more than ninety (90) days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, if either required.

Section 6.    No Shareholder Rights or Liabilities

        This Warrant shall not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Warrantholder, to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Warrantholder shall give rise to any liability of such Warrantholder for the Warrant Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 7.    Lost, Stolen, Mutilated or Destroyed Warrant

        If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms (including but not limited to requiring an indemnity) as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

Section 8.    Notices

        Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Warrant shall be in writing and shall be conclusively deemed to have been duly given (a) when hand-delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three Business Days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To Company:	To Warrantholder:
Willdan Group, Inc. 2401 East Katella Avenue, Suite 300 Anaheim, CA 92806 Phone (800)-424-9144 Fax (714) 940-4920 Attention: Chief Financial Officer	Wedbush Morgan Securities Inc. 1000 Wilshire Boulevard Los Angeles, CA 90017 Phone (213) 688-4367 Fax (213) 688-6642 Attention: Jonathan Howe, Managing Director
With a copy, which shall not constitute notice to Company, to:	With a copy, which shall not constitute notice, to Warrantholder, to:
Snell & Wilmer L.L.P. 699 Anton Boulevard, Suite 1400 Costa Mesa, CA 92626 Phone (714) 427-7000 Fax (714) 427-7799 Attention: James J. Scheinkman, Esq.	O'Melveny & Myers LLP 400 South Hope Street Suite 1400 Los Angeles, CA 90071 Phone (213) 430-6000 Fax (213) 430-6407 Attention: Richard A. Boehmer, Esq.

        Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8 by giving the other party written notice of the new address in the manner set forth above.

Section 9.    NASD Lock-Up Restrictions

        Neither this Warrant nor the Warrant Shares may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Warrant or the Warrant Shares by any person for a period of 180 days following the date of this Warrant, except that this lock-up restriction does not prohibit (i) the transfer of the Warrant or the Warrant Shares by operation of law or by reason of reorganization of the Company, (ii) the transfer of the Warrant or the Warrant Shares to any NASD member that participated in the public offering in connection with which this Warrant was granted or to the officers or partners of any such NASD member, provided that portions of the Warrant or the Warrant Shares so transferred remain subject to this lock-up restriction for the remainder of the 180-day lock-up time period, or (iii) any other sale, transfer, assignment, pledge, hypothecation or other transaction permitted or not prohibited by NASD rules.

Section 10.    Amendments and Waivers

        This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

Section 11.    Severability

        If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 12.    Governing Law/Dispute Resolution

        (a)   The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. Except as set forth in the immediately preceding sentence, this Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of California, without regard to conflict of law principles of such state.

        (b)   Any disputes which may arise out of or in connection with this Warrant Agreement shall be finally resolved by arbitration before the NASD. The location for an arbitration hearing shall be in Los Angeles as the NASD may provide.

Section 13.    Headings

        The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

Section 14.    Counterparts

        For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

Section 15.    Entire Agreement

        This Warrant, together with all the exhibits attached hereto, contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Warrant, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Warrant are hereby merged herein.

[signature page follows]

        IN WITNESS WHEREOF, the parties have executed this Warrant on and as of the day and year first above written.

WARRANTHOLDER	COMPANY

By:	By:

Printed Name	Printed Name
Managing Director	Title

S-1

SUBSCRIPTION FORM

(To be executed upon exercise of this Warrant)

Willdan Group, Inc.:

        The undersigned hereby irrevocably elects to exercise the right of purchaser represented by the within Warrant for, and to purchase thereunder,                         shares of Common Stock, as provided for therein, and either tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $                        or, if the undersigned elects pursuant to Section 1(b) or 1(c) of the within Warrant to pay the Warrant Price with Common Stock, the undersigned exercises the within Warrant by exchange under the terms of Section 1(b) or 1(c).

        Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:

Name

(Please print Name, Address and Social Security No.)

Signature

Note: The above signature should correspond exactly with the name on the first page of this Warrant or with the name of the assignee appearing in the assignment form below.

        If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

ASSIGNMENT

(To be executed only upon assignment of Warrant)

        For value received                        , hereby sells, assigns and transfers unto                        the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                        attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)/Address	No. of Warrants

And if said number of Warrants shall not be all the Warrants represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant.

Dated: , 20	Signature

	Note:	The above signature should correspond exactly with the name on the face of this Warrant

QuickLinks

  Exhibit 10.19